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                                                                      EXHIBIT 99


FOR IMMEDIATE RELEASE                Contact: Henry D. Herr
---------------------                         Executive Vice President and
                                                    Chief Financial Officer
                                              (615) 665-1122


           AMERICAN HEALTHWAYS TO BROADCAST SECOND QUARTER CONFERENCE
                           CALL LIVE ON THE INTERNET


NASHVILLE, Tenn. (March 15, 2001) - American Healthways, Inc. (Nasdaq/NM: AMHC) today announced it will provide an online Web simulcast and rebroadcast of its fiscal 2001 second quarter earnings release conference call. The Company intends to issue its second quarter earnings release at approximately 1:00 p.m. EST and the call is scheduled to begin at 4:15 p.m. EST on March 22, 2001.

         The live broadcast of American Healthways, Inc.'s quarterly conference call will be available online by going to www.americanhealthways.com and clicking on the link to Investor Relations and at www.streetevents.com. The online replay will be available shortly after the call at www.americanhealthways.com and www.streetevents.com through April 22, 2001. A telephone replay of the call will also be available through March 29, 2001 at 719-457-0820, confirmation number 434203.

         Nashville-based American Healthways (www.americanhealthways.com) is the nation's leading and largest provider of specialized, comprehensive care and disease management services to health plans, physicians, and hospitals. Through its four product lines - DIABETES HEALTHWAYS(SM), CARDIAC HEALTHWAYS(SM), RESPIRATORY healthways(SM), and MYHEALTHWAYS(SM) - the Company has contracts to provide its programs to health plan lives in all 50 states, the District of Columbia and Puerto Rico. The Company also operates diabetes management programs in hospitals nationwide.

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